                                                                 Exhibit (d)(11)

                              SCHEDULE OF APPROVALS

                               WITH RESPECT TO THE

                              SUBADVISORY AGREEMENT

                               (SEPTEMBER 1, 2000)

                                     BETWEEN

                              ING INVESTMENTS, LLC

                      AN ARIZONA LIMITED LIABILITY COMPANY
              (SUCCESSOR BY MERGER TO ING PILGRIM INVESTMENTS, LLC,
                       FORMERLY PILGRIM INVESTMENTS, INC.)

                                       AND

                         NAVELLIER FUND MANAGEMENT, INC.




                                       ANNUAL SUBADVISORY FEE        LAST CONTINUED/
                                     (as a percentage of average     ---------------
FUND                                      daily net assets)         APPROVED BY BOARD    REAPPROVAL DATE
----                                                                -----------------    ---------------
ING VP Growth + Value Portfolio                 0.35%                 July 11, 2002     September 1, 2003